      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            THE JOHN NUVEEN COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      36-3817266
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)
            333 WEST WACKER DRIVE                                  60606
              CHICAGO, ILLINOIS                                 (Zip Code)
  (Address of principal executive offices)

             AMENDED AND RESTATED 1996 EQUITY INCENTIVE AWARD PLAN
                            (Full title of the Plan)

                            ------------------------

                            ALAN G. BERKSHIRE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            THE JOHN NUVEEN COMPANY
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)

                                 (312) 917-7700
         (Telephone number, including area code, of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                     AMOUNT              PROPOSED             PROPOSED
          TITLE OF                   TO BE           MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)      PRICE PER SHARE(2)   OFFERING PRICE(2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
  value $.01 per share......    3,500,000 shares         $38.844            $135,954,000          $35,891.90
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Class A Common Stock on the New York Stock Exchange on May 5, 2000.
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

         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by The John Nuveen Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year covered by the registrant document referred to in (1) above.

          (3) The description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on April 27, 1992, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Class A Common Stock being registered is being passed upon for the Company by Alan G. Berkshire, Esq., Senior Vice President, General Counsel and Secretary of the Company. At May 10, 2000, Mr. Berkshire owned 3,000 shares of the Class A Common Stock. Mr. Berkshire has also been granted options to purchase an aggregate of 102,000 shares of Class A Common Stock and 5,000 shares of restricted stock under the Company's Amended and Restated 1996 Equity Incentive Award Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article TWELFTH of the Company's Restated Certificate of Incorporation and
Section 6.4 of Article VI of the Company's Bylaws provide in effect that the Company shall indemnify its directors, officers and employees to the extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

      EXHIBIT
      NUMBER     DESCRIPTION OF EXHIBITS
      -------    -----------------------
        4.1      The Company's Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Registration Statement on Form S-1 (No. 33-46922))
        4.2      Amended and Restated By-Laws (incorporated by reference to
                 Exhibit 3.2 to the Company's Form 10-K for year ended
                 December 31, 1993).
        4.3      Amended and Restated 1996 Equity Incentive Award Plan
        5        Opinion of Counsel
       23.1      Independent Accountants Consent
       23.2      Consent of Counsel (included in Exhibit 5)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 12th day of May, 2000.

                                          THE JOHN NUVEEN COMPANY

                                          By /s/ ALAN G. BERKSHIRE
                                            ------------------------------------
                                            Alan G. Berkshire
                                             Senior Vice President, General
                                             Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 2000.

                   SIGNATURE                                                TITLE
                   ---------                                                -----

                       *                              Chairman, Chief Executive Officer and Director
------------------------------------------------      (Principal Executive Officer)
            Timothy R. Schwertfeger

                       *                              President and Director
------------------------------------------------
                John P. Amboian

                       *                              Director
------------------------------------------------
                Willard L. Boyd

                       *                              Director
------------------------------------------------
                W. John Driscoll

                       *                              Director
------------------------------------------------
               Duane R. Kullberg

                       *                              Director
------------------------------------------------
             Douglas W. Leatherdale

                       *                              Director
------------------------------------------------
                 Paul J. Liska

             /s/ MARGARET E. WILSON                   Senior Vice President, Finance
------------------------------------------------      (Principal Financial and Accounting Officer)
               Margaret E. Wilson

           *By /s/ ALAN G. BERKSHIRE
  -------------------------------------------
               Alan G. Berkshire
          As Attorney-In-Fact for each
            of the persons indicated

                            EXHIBIT INDEX -- CONFORM

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

  4.1      The Company's Restated Certificate of Incorporation
           (incorporated by reference to Exhibit 3.1 to the Company's
           Registration Statement on Form S-1 (NO. 33-46922))
  4.2      Amended and Restated By - Laws (incorporated by reference to
           Exhibit 3.2 of the Company's Form 10-k for year ended
           December 31, 1993
 *4.3      Amended and Restated 1996 Equity Incentive Award Plan
 *5        Opinion of Counsel
*23.1      Independent Accountants Consent
*23.2      Consent of Counsel (included in Exhibit 5)

-------------------------
* Filed herewith